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Exhibit (e)(25)

GUIDANCE SOFTWARE, INC.

SECOND AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

        Guidance Software, Inc., a Delaware corporation (the "Company"), pursuant to its Second Amended and Restated 2004 Equity Incentive Plan (the "Plan"), hereby grants to the individual listed below ("Optionee"), an option to purchase the number of shares of the Company's common stock, par value $0.001 per share ("Shares"), set forth below (the "Option"). This Option is subject to all of the terms and conditions set forth herein and the Plan, which is incorporated herein by reference. All capitalized terms used in this Stock Option Agreement (the "Agreement") without definition shall have the meanings ascribed to such terms in the Plan.

I.     NOTICE OF STOCK OPTION GRANT

        <@ParticipantName @>

        Effective as of the Date of Grant set forth below, the Company irrevocably grants to Optionee this Option to purchase common stock of the Company, subject to the terms and conditions of the Plan and this Agreement. The terms of the Option are set forth below:

Date of Grant:	<@GrantDate @>
Vesting Commencement Date:	<@GrantDate @>
Exercise Price per Share:	$<@GrantPrice @> per Share
Total Number of Shares Granted:	<@NumberAwardsGranted @>
Type of Option:	<@ GrantType @>
Term/Expiration Date:	<@ExpirationDate @>

  Vesting Schedule:

        The Option shall vest according to the following schedule, subject to Optionee's continued status as a Service Provider through each such date:

        The Option shall vest with respect to twenty-five percent (25%) of the Shares subject thereto on the first anniversary of the Vesting Commencement Date and with respect to an additional 25% of the Shares subject thereto on each yearly anniversary thereafter, so that the Option shall be vested with respect to all of the Shares subject thereto on the fourth anniversary of the Vesting Commencement Date, provided, however, that to the extent permitted by applicable law, the Administrator may, in its sole discretion, suspend vesting of the Option during all or any part of any leave of absence from employment taken by Optionee.

  Termination Period:

        Except in the event of a termination of Optionee's service by the Company for Cause, the Option may be exercised, to the extent vested, for ninety (90) days after Optionee ceases to be a Service Provider, or such longer period as may be applicable upon the death or disability of Optionee as provided herein, but in no event later than the Term/Expiration Date as provided above.

II.    AGREEMENT

        1.    Grant of Option.    Effective as of the Date of Grant set forth in the Notice of Grant, the Company hereby grants to Optionee an Option to purchase the Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the "Exercise Price"). Notwithstanding anything herein to the contrary, the Option is subject to the terms, definitions and provisions contained in the Plan, which is incorporated herein by reference.

        If designated in the Notice of Grant as an Incentive Stock Option, the Option is intended to qualify as an incentive stock option as defined in Section 422 of the Code; provided, however, that to the extent that the aggregate Fair Market Value of Shares with respect to which incentive stock options (within the meaning of Code Section 422, but without regard to Code Section 422(d)), including the Option, are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company or any "parent corporation" or "subsidiary corporation" thereof within the meaning of Section 424(e) and 424(f), respectively, of the Code) exceeds $100,000, such options shall be treated as not qualifying under Code Section 422, but rather shall be treated as Non-Qualified Stock Options to the extent required by Code Section 422. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of these rules, the Fair Market Value of the Shares shall be determined as of the time the option with respect to such Shares is granted.

        2.    Exercise of Option.    The Option is exercisable as follows:

          (a)    Right to Exercise.

    (i)
    The Option shall be exercisable according to the vesting schedule set forth in the Notice of Grant. For purposes of this Agreement, Shares subject to the Option shall vest based on Optionee's continued status as a Service Provider.

    (ii)
    The Option may not be exercised for a fraction of a Share.

    (iii)
    In the event of Optionee's death, disability or other termination of Optionee's status as a Service Provider, the exercisability of the Option is governed by Sections 7, 8, 9, 10 and 11 below.

    (iv)
    In no event may the Option be exercised after the date of expiration of the term of the Option as set forth in the Notice of Grant.

          (b)    Accelerated Vesting.    Notwithstanding the foregoing, in the event of an Acquisition, the Option shall, immediately prior thereto, become fully vested and exercisable as to all Shares subject thereto, provided that the Option has not yet expired or been terminated.

          (c)    Method of Exercise.    The Option shall be exercisable by written Notice (in the form attached as Exhibit A, or such other form as the Administrator shall designate). The Notice must state the number of Shares for which the Option is being exercised, and such other representations and agreements with respect to such Shares as may be required by the Administrator. The Notice must be signed by Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Notice must be accompanied by payment of the Exercise Price, including payment of any applicable withholding tax. If the Option or any portion thereof shall be exercised by any person or persons other than the Participant in accordance with the terms of this Agreement, appropriate proof of the right of such person or persons to exercise the Option must be presented to the Administrator. The Option shall be deemed to be exercised upon receipt by the Company of such written Notice accompanied by the Exercise Price and payment of any applicable withholding tax. Notwithstanding the foregoing, the Administrator shall have the right to specify all conditions of the manner of exercise, which conditions may vary and which may be subject to change from time to time.

        No Shares shall be issued or recorded in book-entry form pursuant to the exercise of an Option unless such issuance or recordation and such exercise comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares.

        3.    Lock-Up Period.    Optionee hereby agrees that if so requested by the Company or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act or any applicable state laws, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such longer period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

        4.    Method of Payment.    Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of Optionee:

          (a)   cash;

          (b)   check;

          (c)   with the consent of the Administrator, a full recourse promissory note bearing interest (at no less than a market rate of interest which shall also preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Administrator;

          (d)   with the consent of the Administrator, surrender of other shares of Common Stock owned by Optionee which have a Fair Market Value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised;

          (e)   with the consent of the Administrator, surrendered Shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate Exercise Price of the Option or exercised portion thereof;

          (f)    with the consent of the Administrator, property of any kind which constitutes good and valuable consideration; or

          (g)   with the consent of the Administrator, delivery of a notice that Optionee has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate Exercise Price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale.

        5.    Restrictions on Exercise.    If the issuance of Shares upon exercise of the Option or if the method of payment for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation, then the Option may not be exercised. The Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation before allowing the Option to be exercised.

        6.    Conditions to Issuance of Stock Certificates.    The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

          (a)   The admission of such Shares to listing on all stock exchanges on which such Shares are then listed;

          (b)   The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its sole discretion, deem necessary or advisable;

          (c)   The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its sole discretion, determine to be necessary or advisable;

          (d)   The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 3 of this Agreement; and

          (e)   The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.

        7.    Termination of Relationship.    If Optionee ceases to be a Service Provider (other than by reason of a termination by the Company for Cause or due to Optionee's death or total and permanent disability (as defined in Code Section 22(e)(3))), the Option, to the extent vested as of the date on which Optionee ceases to be a Service Provider, shall remain exercisable during the Termination Period set forth in this Agreement. To the extent that the Option is not vested as of the date on which Optionee ceases to be a Service Provider, or if Optionee does not exercise the Option within the time specified herein, the Option shall terminate. Optionee acknowledges that an Incentive Stock Option exercised more than three months after Optionee's termination of employment, other than by reason of death or disability (as defined in Code Section 22(e)(3)), will be taxed as a Non-Qualified Stock Option.

        8.    Termination for Cause.    If Optionee ceases to be a Service Provider by reason of a termination by the Company for Cause, the Option shall terminate upon the date of Optionee's termination, regardless of whether the Option is then vested and/or exercisable with respect to any Shares.

        9.    Disability of Optionee.    If Optionee ceases to be a Service Provider as a result of his or her total and permanent disability (as defined in Code Section 22(e)(3)), the Option, to the extent vested as of the date on which Optionee ceases to be a Service Provider, shall remain exercisable for twelve (12) months from such date (but in no event later than the expiration date of the term of the Option as set forth in the Notice of Grant). To the extent that the Option is not vested as of the date on which Optionee ceases to be a Service Provider, or if Optionee does not exercise such Option within the time specified herein, the Option shall terminate.

        10.    Death of Optionee.    If Optionee ceases to be a Service Provider as a result of Optionee's death, the Option, to the extent vested as of the date of death, shall remain exercisable for twelve (12) months following the date of death (but in no event later than the expiration date of the term of the Option as set forth in the Notice of Grant) by Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance. To the extent that the Option is not vested as of the date of death, or if the Option is not exercised within the time specified herein, the Option shall terminate.

        11.    Extension of Exercisability.    Notwithstanding the foregoing, except in the event of a termination of Optionee's service by the Company for Cause, if the exercise of the Option during the applicable period set forth in Section 7, 9 or 10 above following the termination of the Optionee's status as a Service Provider (or the Optionee's tender of already-owned Shares or the sale of Shares pursuant to a "cashless exercise" in connection with such exercise) would (i) violate applicable federal or state securities laws or (ii) be prohibited by the Company's "trading window" or "blackout period" policies applicable to the Optionee, then the Option, to the extent vested as of the date on which Optionee ceases to be a Service Provider, shall remain exercisable until the earlier to occur of (a) the expiration of the Term/Expiration Date of the Option set forth in the Notice of Grant, or (b) the expiration of a period of three (3) months immediately following the first date on which the exercise of the Option (or such tender of already-owned Shares or sale of Shares pursuant to a "cashless exercise") would not be in violation of such securities laws or Company policies, as determined by the Administrator.

        12.    Non-Transferability of Option.    The Option may not be transferred in any manner except by will or by the laws of descent or distribution. It may be exercised during the lifetime of Optionee only by Optionee. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

        13.    Term of Option.    The Option may be exercised only within the term set forth in the Notice of Grant.

        14.    No Right to Employment.    Nothing in the Plan or in this Agreement shall confer upon Optionee any right to continue in the employ of, or as a Consultant for, the Company or any Parent or Subsidiary, or as a director of the Company, or shall interfere with or restrict in any way the rights of the Company or any Parent or Subsidiary, which are hereby expressly reserved, to discharge Optionee at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written employment agreement between Optionee and the Company or any Parent or Subsidiary.

        15.    Limitations Applicable to Section 16 Persons.    Notwithstanding any other provision of the Plan or this Agreement, if Optionee is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

        16.    Conformity to Securities Laws.    Optionee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, as well as state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

        17.    Entire Agreement.    The Plan and this Agreement (together with the Notice of Grant) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.

        18.    Section 409A.    This Option is not intended to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code ("Section 409A"). However, notwithstanding any other provision of the Plan or this Agreement, if at any time the Administrator determines that the Option (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right, in its sole discretion, to adopt such amendments to the Plan or this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the Option to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

        [SIGNATURE PAGE FOLLOWS]

        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one document.

GUIDANCE SOFTWARE, INC.
By:	/s/ ALFREDO GOMEZ
	Name:	Alfredo Gomez
	Title:	General Counsel
	Date:	<@AcceptanceDate @>

  OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT, DIRECTORSHIP OR CONSULTANCY AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S SECOND AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT, DIRECTORSHIP OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT, DIRECTORSHIP OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

        Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof. Optionee hereby accepts the Option subject to all of the terms and provisions hereof. Optionee has reviewed the Plan and the Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or the Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Dated:	<@AcceptanceDate @>	<@ElectronicSignature @>
<@ParticipantName @>

S-1

 EXHIBIT A

GUIDANCE SOFTWARE, INC.

SECOND AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

Guidance Software, Inc.
215 North Marengo Ave.
Pasadena, CA 91101
Attention: Legal Department

        19.    Exercise of Option.    Effective as of today,                         ,        , the undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase            shares of the Common Stock (the "Shares") of Guidance Software, Inc. (the "Company") under and pursuant to the Guidance Software, Inc. Second Amended and Restated 2004 Equity Incentive Plan (the "Plan") and the [      ] Incentive [      ] Non-Qualified Stock Option Agreement dated                        ,         (the "Option Agreement"). All capitalized terms not defined herein shall have the meanings provided in the Option Agreement.

        20.    Representations of Optionee.    Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement. Optionee agrees to abide by and be bound by the terms and conditions of the Plan and the Option Agreement.

        21.    Rights as Stockholder.    Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to the Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate or shall cause such book-entry to be made promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued or such book-entry is made, except as provided in Section 14 of the Plan.

        22.    Tax Consultation.    Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

        23.    Interpretation.    Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on the Company, on Optionee and on any other party with an interest in the Option or the underlying Shares.

        24.    Governing Law; Severability.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

        25.    Notices.    Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

B-1

        26.    Further Instruments.    The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

        27.    Delivery of Payment.    Optionee herewith delivers to the Company the full Exercise Price for the Shares, as well as any applicable withholding tax.

        28.    Entire Agreement.    The Plan and Stock Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Stock Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, but do not supersede any existing written employment agreement, if any, between Optionee and the Company.

Submitted by:	Accepted by:
OPTIONEE:	GUIDANCE SOFTWARE, INC.
By:
<@ParticipantName @>	Name:
Title:

Address:

B-2

QuickLinks

  Exhibit (e)(25)
GUIDANCE SOFTWARE, INC. SECOND AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN STOCK OPTION AGREEMENT
EXHIBIT A GUIDANCE SOFTWARE, INC. SECOND AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN EXERCISE NOTICE